Exhibit 99.1

Press Release Penske Automotive Group, Inc., 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE
PENSKE AUTOMOTIVE REPORTS RECORD RESULTS
Total Revenue Increases 10.5% to $3.0 Billion
Revenue for All Categories Increases Compared to Third Quarter Last Year
Income From Continuing Operations of $56.7 Million, Related EPS of $0.62, Representing
Increases of 63%
SG&A to Gross Profit Improves by 70 Basis Points
Acquires 1.8 Million Shares of Common Stock
BLOOMFIELD HILLS, MI, November 2, 2011 — Penske Automotive Group, Inc. (NYSE:PAG), an international automotive retailer, today reported record third quarter results including the highest quarterly profit in company history. For the third quarter of 2011, income from continuing operations attributable to common shareholders was $56.7 million, or $0.62 per share, which compares to income from continuing operations attributable to common shareholders of $34.8 million, or $0.38 per share for the third quarter last year. During the quarter, the Company recognized a net income tax benefit of $11.0 million, or $0.12 per share, reflecting a positive adjustment from the resolution of certain tax items in the U.K. of $17.0 million, or $0.19 per share, partially offset by a reduction in deferred tax assets of $6.0 million, or $0.07 per share. After adjusting for these items, adjusted income from continuing operations attributable to common shareholders was a record $45.7 million, or $0.50 per share, representing an increase of 31.3% compared to the third quarter last year.

Total revenue increased by 10.5%, to $3.0 billion as total retail unit sales increased 6.2%. The increase in retail unit sales was highlighted by a 16.0% increase in used retail unit sales, which drove the Company’s-used-to-new ratio to 0.88 to 1. During the quarter, higher average transaction prices on both new and used vehicles also contributed to the revenue increase, including an 8.8% increase in same-store retail revenue from the Company’s premium/luxury brands. The parts and service business remained strong, increasing 8.6% in the quarter and 4.1% on a same-store basis.
Highlights of the Third Quarter
•	Total retail unit sales increased 6.2% to 72,204
•	+5.9% in the United States; +6.8% Internationally
•	New unit retail sales (1.2%)
•	Used unit retail sales +16.0%
•	Same-store retail revenue increased 6.4%
•	New +2.2%; Used +15.0%; Finance & Insurance +9.3%; Service and Parts +4.1%
•	+5.1% in the United States; +8.7% Internationally
•	Average Transaction Price Per Unit
•	New $38,236, +8.4%
•	Used $26,404, +2.2%
•	Average Gross Profit Per Unit
•	New $3,238/unit, +14.8%; Gross Margin 8.5% +50 bps
•	Used $1,978/unit, +2.8%; Gross Margin 7.5% +10 bps
•	Inventory Days’ Supply
•	New 43 days; Used 47 days
Commenting on the Company’s performance in the third quarter, Chairman Roger Penske said, “Our business produced another outstanding quarter of results in both the United States and internationally. Although we faced a challenging new vehicle inventory situation throughout the quarter as a result of the earthquake and tsunami that struck Japan, the Company generated same-store retail revenue increases in each area of the business and leveraged our cost structure by 70 basis points, improving operating income by 17.6%. Going forward, we believe the inventory supply of new vehicles for the affected brands is improving and should normalize in the first quarter of 2012.”

Penske added, “Our U.K. business performed well in the third quarter. We continue to realize the benefit from the premium/luxury brand mix of our business in that market and generated a 3.3% increase in same-store new retail unit sales, outperforming the overall U.K. market, which declined nearly 1% in the third quarter. Further, same-store used retail unit sales increased 8.2% in the U.K. during the quarter.”
Total revenue for the nine months ended September 30, 2011, increased 12.0% to $8.6 billion and income from continuing operations attributable to common shareholders was $134.9 million, or $1.46 per share, which compares to $90.1 million, or $0.98 per share in the same period last year. Excluding the impact of the net tax benefit noted above, adjusted income from continuing operations attributable to common shareholders increased 37.5%, to $123.9 million or $1.34 per share.
Acquisition Activity
As previously announced, the Company has acquired seven franchises in 2011, which are expected to generate approximately $525 million of annual revenue. Additionally, the Company has either sold, or is in the process of disposing dealerships, which represent approximately $300 million in annualized revenue.
U.S. Credit Agreement
During the third quarter, the Company amended its credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation (the “U.S. Credit Agreement”) to increase the revolving loan availability by $75 million, from $300 million to $375 million. Additionally, the term of the U.S. Credit Agreement was extended by one year through September 30, 2014, pursuant to its evergreen provision.
Securities Repurchase Activity
During the third quarter of 2011, the Company acquired 1,831,559 shares of its common stock for an aggregate purchase price of $31.9 million, or an average price of $17.39 per share. For the nine months ended September 30, 2011, the Company acquired 2,449,768 shares of its common stock for an aggregate purchase price of $44.3 million, or an average price of $18.07 per share. The Company currently has remaining authorization from its Board of Directors to repurchase up to $106.8 million of its outstanding common stock, debt or convertible debt. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means.

Conference Call
Penske Automotive will host a conference call discussing financial results relating to the third quarter of 2011 on November 2, 2011, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 230-1085 [International, please dial (612) 234-9960]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website at www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 325 retail automotive franchises, representing 42 different brands and 28 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 170 franchises in 17 states and Puerto Rico and 155 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 2000 and has approximately 15,000 employees.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted income from continuing operations per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company’s disclosures. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential. Actual results may vary materially because of risks and uncertainties as well as external factors such as consumer credit conditions; adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters such as the earthquake and tsunami that struck Japan in March 2011; macro-economic factors; interest rate fluctuations; changes in consumer spending; and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2010, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.
Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
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Inquiries should contact:

David K. Jones	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2800	248-648-2540
dave.jones@penskeautomotive.com	tpordon@penskeautomotive.com
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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
New Vehicle	$1,471,606	$1,373,240	$4,288,746	$3,882,945
Used Vehicle	890,251	750,720	2,580,261	2,170,006
Finance and Insurance, Net	73,289	65,185	208,765	184,577
Service and Parts	354,616	326,494	1,049,467	974,913
Fleet and Wholesale Vehicle	161,284	154,134	496,471	485,329

Total Revenues	2,951,046	2,669,773	8,623,710	7,697,770

Cost of Sales:
New Vehicle	1,346,995	1,263,386	3,932,360	3,565,684
Used Vehicle	823,562	694,806	2,375,508	1,999,446
Service and Parts	153,153	139,906	451,600	420,552
Fleet and Wholesale Vehicle	160,229	153,506	490,170	478,712

Total Cost of Sales	2,483,939	2,251,604	7,249,638	6,464,394
Gross Profit	467,107	418,169	1,374,072	1,233,376
SG&A Expenses	375,432	339,120	1,111,812	1,003,151
Depreciation	12,590	11,820	36,578	35,123

Operating Income	79,085	67,229	225,682	195,102
Floor Plan Interest Expense	(7,020)	(8,805)	(21,131)	(24,907)
Other Interest Expense	(11,288)	(12,229)	(33,264)	(37,491)
Debt Discount Amortization	—	(1,647)	(1,718)	(6,990)
Equity in Earnings of Affiliates	9,623	7,370	17,527	11,725
Gain on Debt Repurchase	—	607	—	1,634

Income from Continuing Operations Before Income Taxes	70,400	52,525	187,096	139,073
Income Taxes	(13,355)	(17,428)	(51,293)	(48,485)

Income from Continuing Operations	57,045	35,097	135,803	90,588
Loss from Discontinued Operations, Net of Tax	(1,000)	(4,837)	(5,702)	(10,312)

Net Income	56,045	30,260	130,101	80,276
Income Attributable to Non-Controlling Interests	(338)	(283)	(907)	(504)

Net Income Attributable to Common Shareholders	$55,707	$29,977	$129,194	$79,772

Income from Continuing Operations Per Share	$0.62	$0.38	$1.46	$0.98

Income Per Share	$0.61	$0.33	$1.40	$0.87

Weighted Average Shares Outstanding	91,431	92,141	92,169	92,171

Amounts Attributable to Common Shareholders:

Reported Income from Continuing Operations	$57,045	$35,097	$135,803	$90,588
Income Attributable to Non-Controlling Interests	(338)	(283)	(907)	(504)

Income from Continuing Operations, net of tax	56,707	34,814	134,896	90,084
Loss from Discontinued Operations, net of tax	(1,000)	(4,837)	(5,702)	(10,312)

Net Income	$55,707	$29,977	$129,194	$79,772

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Cash and Cash Equivalents	$7,735	$17,808
Accounts Receivable, Net	385,137	383,379
Inventories	1,481,629	1,449,157
Other Current Assets	88,676	68,355
Assets Held for Sale	54,168	117,018

Total Current Assets	2,017,345	2,035,717
Property and Equipment, Net	821,421	719,762
Intangibles	1,148,247	1,011,275
Other Long-Term Assets	308,456	303,078

Total Assets	$4,295,469	$4,069,832

Liabilities and Equity
Floor Plan Notes Payable	$902,163	$918,628
Floor Plan Notes Payable — Non-Trade	597,982	491,889
Accounts Payable	226,709	253,277
Accrued Expenses	247,185	202,480
Current Portion Long-Term Debt	9,642	10,593
Liabilities Held for Sale	34,464	84,139

Total Current Liabilities	2,018,145	1,961,006
Long-Term Debt	841,927	769,285
Other Long-Term Liabilities	322,979	293,688

Total Liabilities	3,183,051	3,023,979
Equity	1,112,418	1,045,853

Total Liabilities and Equity	$4,295,469	$4,069,832

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2011	2010	Change	2011	2010	Change
Total Retail Units:
New Retail	38,487	38,936	-1.2%	114,943	111,961	2.7%
Used Retail	33,717	29,058	16.0%	97,494	83,460	16.8%

Total Retail	72,204	67,994	6.2%	212,437	195,421	8.7%

Fleet	848	840	1.0%	3,846	4,500	-14.5%
Wholesale	15,238	15,765	-3.3%	44,113	45,740	-3.6%

Total	16,086	16,605	-3.1%	47,959	50,240	-4.5%

Same-Store Retail Units:
New Same-Store Retail	36,990	38,697	-4.4%	109,084	109,498	-0.4%
Used Same-Store Retail	32,698	28,952	12.9%	92,548	81,760	13.2%

Total Same-Store Retail	69,688	67,649	3.0%	201,632	191,258	5.4%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$1,397,916	$1,368,179	2.2%	$4,047,261	$3,802,541	6.4%
Used Vehicles	861,576	749,261	15.0%	2,458,124	2,134,916	15.1%
Finance and Insurance, Net	70,932	64,870	9.3%	201,211	181,843	10.7%
Service and Parts	339,119	325,799	4.1%	997,742	958,795	4.1%

Total Same-Store Retail	$2,669,543	$2,508,109	6.4%	$7,704,338	$7,078,095	8.8%

Revenue Mix:
New Vehicles	49.9%	51.4%		49.7%	50.4%
Used Vehicles	30.2%	28.2%		29.9%	28.2%
Finance and Insurance, Net	2.5%	2.4%		2.4%	2.4%
Service and Parts	12.0%	12.2%		12.2%	12.7%
Fleet and Wholesale	5.4%	5.8%		5.8%	6.3%

Average Revenue per Vehicle Retailed:
New Vehicles	$38,236	$35,269	8.4%	$37,312	$34,681	7.6%
Used Vehicles	26,404	25,835	2.2%	26,466	26,001	1.8%

Gross Profit per Vehicle Retailed:
New Vehicles	$3,238	$2,821	14.8%	$3,101	$2,834	9.4%
Used Vehicles	1,978	1,924	2.8%	2,100	2,043	2.8%
Finance and Insurance	1,015	959	5.9%	983	945	4.0%

Operating items as a percentage of revenue:
New Vehicle Gross Profit	8.5%	8.0%		8.3%	8.2%
Used Vehicle Gross Profit	7.5%	7.4%		7.9%	7.9%
Service and Parts Gross Profit	56.8%	57.1%		57.0%	56.9%
Total Gross Profit	15.8%	15.7%		15.9%	16.0%
Selling, general and administrative expenses	12.7%	12.7%		12.9%	13.0%
Operating income	2.7%	2.5%		2.6%	2.5%
Inc. from Cont. Ops. Before Inc. Taxes	2.4%	2.0%		2.2%	1.8%

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	80.4%	81.1%		80.9%	81.3%
Operating income	16.9%	16.1%		16.4%	15.8%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Brand Mix:
Premium:
BMW	25%	22%	24%	21%
Audi	12%	11%	12%	11%
Mercedes-Benz	11%	10%	10%	10%
Lexus	5%	5%	5%	5%
Land Rover	4%	4%	4%	5%
Porsche	4%	5%	4%	4%
Ferrari / Maserati	3%	3%	3%	3%
Acura	2%	2%	2%	2%
Other	4%	5%	5%	5%

Total Premium	70%	67%	69%	66%
Foreign:
Toyota	10%	11%	10%	11%
Honda	10%	12%	11%	12%
Nissan	2%	2%	2%	2%
Volkswagen	2%	1%	2%	2%
Other	1%	2%	1%	2%

Total Foreign	25%	28%	26%	29%
Domestic Big 3
General Motors / Chrysler / Ford	5%	5%	5%	5%

Revenue Mix:
U.S.	62%	62%	62%	62%
International	38%	38%	38%	38%

Other (Amounts in thousands):
EBITDA *	$94,278	$78,221	$258,656	$218,677
Rent Expense	$43,051	$40,678	$128,310	$120,451
Floorplan Credits	$4,940	$5,209	$15,466	$14,983

*	See the following Non-GAAP reconciliation tables

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Concluded)
(Unaudited)
Reconciliation of 2011 and 2010 net income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2011	2010	2011	2010

Net income	$56,045	$30,260	$130,101	$80,276
Depreciation	12,590	11,820	36,578	35,123
Other interest expense	11,288	12,229	33,264	37,491
Debt discount amortization	—	1,647	1,718	6,990
Income taxes	13,355	17,428	51,293	48,485
Loss from discontinued operations, net of tax	1,000	4,837	5,702	10,312

EBITDA	$94,278	$78,221	$258,656	$218,677

Reconciliation of three and nine months ended September 30, 2011 income from continuing operations attributable to common shareholders and related earnings per share to adjusted income from continuing operations attributable to common shareholders and related earnings per share:

	Three Months Ended		Nine Months Ended
(Amounts in thousands,	September 30, 2011		September 30, 2011
except per share amounts)	Income	EPS	Income	EPS

Income from continuing operations attributable to common shareholders	$56,707	$0.62	$134,896	$1.46
Net tax benefit	(11,046)	$(0.12)	(11,046)	$(0.12)

Adjusted income from continuing operations attributable to common shareholders	$45,661	$0.50	$123,850	$1.34

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